                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

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
                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 19, 1997




         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ROYAL BANCSHARES OF PENNSYLVANIA, INC. will be held at Twelve Caesars Banquet Facility, 4200 City Line Avenue, Philadelphia, Pennsylvania, 18049 on Thursday, June 19, 1997, at 6:30 p.m. for the following purposes:

         1. ELECTION OF DIRECTORS. To elect four Class I Directors to serve a term of three years and until their successors are elected and qualified.

         2. OTHER BUSINESS. To consider such other business as may properly be brought before the meeting and any adjournment or postponement thereof.

         Only shareholders of record at the close of business on May 8, 1997, are entitled to notice of and to vote at the meeting.

         A copy of the 1996 Annual Report of Royal Bancshares of Pennsylvania, Inc. has been previously delivered to the shareholders. Additional copies of the 1996 Annual Report are available upon request.

                                              By Order of the Board of Directors



                                              Richard S. Hannye, Esquire
                                              Secretary


Enclosures (Proxy Card and Annual Report)
May 23, 1997

         WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AFTER GIVING WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION.

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
                              732 MONTGOMERY AVENUE
                          NARBERTH, PENNSYLVANIA 19072


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 19, 1997


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Royal Bancshares of Pennsylvania, Inc. (the "Corporation" ) for the Annual Meeting of Shareholders of the Corporation (the "Meeting") to be held on June 19, 1997, and any adjournment or postponement thereof. The expense of soliciting proxies will be borne by the Corporation. In addition to the use of the mails, directors, officers and employees of the Corporation may, without additional compensation, solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses. This Proxy Statement and the enclosed proxy card are first being given or sent to shareholders on or about May 23, 1997.


                        REVOCATION AND VOTING OF PROXIES

         The execution and return of the enclosed proxy will not affect a shareholder's right to attend the Meeting and to vote in person. Any proxy given pursuant to this solicitation may be revoked by delivering written notice of revocation to Richard S. Hannye, Esquire, Secretary of the Corporation, at the address which appears above at any time before the proxy is voted at the Meeting. Unless revoked, any proxy given pursuant to this solicitation will be voted at the Meeting in accordance with the instructions thereon of the shareholder giving the proxy. In the absence of instructions, all proxies will be voted FOR the election of the four nominees for Class I Director identified in this Proxy Statement. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are brought before the Meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of the Corporation.


                    VOTING SECURITIES, RECORD DATE AND QUORUM

         Shareholders of record at the close of business on May 8, 1997 (the "Record Date") are entitled to vote at the Meeting and any adjournment or postponement thereof. At the close of business on the Record Date there were issued and outstanding 6,914,125 shares of Class A Common Stock ($2.00 par value per share) and 1,606,344 shares of Class B Common Stock ($0.10 par value per share).

         Each shareholder is entitled to one vote for each share of Class A Common Stock held by such shareholder and ten votes for each share of Class B Common Stock held by such shareholder on all matters to be acted upon at the Meeting, except that in the election of directors shareholders are entitled to vote shares cumulatively. See "ELECTION OF DIRECTORS--CUMULATIVE VOTING."

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote constitutes a quorum for the conduct of business, provided that the holders of at least 40 percent of the outstanding shares entitled to vote are present in person. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, except in cases where the vote of a greater number of votes is required by law or under the Articles of Incorporation or Bylaws of the Corporation. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

         In the case of the election of directors and assuming the presence of a quorum, the candidates receiving the highest number of votes in the class, up to the number of directors to be elected, shall be elected to the Board of Directors. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.


                             PRINCIPAL SHAREHOLDERS

         The following table shows the amount of outstanding common stock beneficially owned by each stockholder (including any "group" as the term is used in Section 3(d)(3) of the Securities Exchange Act of 1934) known by the Registrant to be the beneficial owner of more than 5% of such stock, and all directors and officers as a group. The information is furnished as February 28, 1997 on which 6,434,844 Class A shares and 1,555,363 Class B shares were outstanding.

                  NAME AND ADDRESS OF                      SHARES BENEFICIALLY               PERCENT OF
                    BENEFICIAL OWNER                          OWNED(1)(2)                     CLASS(8)
                    ----------------                          -----------                     ---------
             Daniel M. Tabas(3)(6)(7)                       3,385,741(Class A)                 52.02%
             543 Mulberry Lane                              1,064,302(Class B)                 68.43%
             Haverford, PA 19041

             Lee E. Tabas(4)(6)(7)                            578,700(Class A)                  8.80%
             1 Dove Lane                                       99,177(Class B)                  6.38%
             Haverford, PA 19041

             Richard Tabas(5)(7)                                   53(Class A)                   --
             1309 Lafayette Road                              107,389(Class B)                  6.90%
             Gladwyne, PA 19035

(1) Each share of Class A Common Stock is entitled to one vote per share. Each share of Class B Common Stock is entitled to ten votes per share and may be converted into shares of Class A Common Stock at the rate of 1.15 shares of Class A Common Stock for each share of Class B Common Stock.

(2) Beneficial ownership is determined in accordance with applicable regulations of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the table set forth below, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of February 28, 1997 through the exercise of any options. Additionally, beneficial ownership provides that a person shall be deemed to own any stock for which he, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of the stock, or (ii) investment power, which includes the power to dispose or to direct the disposition of the stock. Unless otherwise indicated in a footnote, shares reported in this table are owned directly by the reporting person.

(3) The 3,385,741 shares of Class A Common Stock and the 1,064,302 Class B shares beneficially owned by Daniel M. Tabas include: 2,198,033 shares of Class A Common Stock and 717,414 shares of Class B Common Stock held jointly with his wife, Evelyn R. Tabas; 58,492 shares of Class A Common Stock and 25,444 shares of Class B Common Stock owned by Rome Enterprise, a partnership controlled by Mr. Tabas; 977,736 shares of Class A Common Stock and 321,428 shares of Class B Common Stock owned by the children of Mr. Tabas; 78,094 shares of Class A Common Stock and 16 shares of Class B Common Stock controlled by Evelyn R. Tabas as custodian for her grandchildren; and options to purchase 73,380 shares of Class A Common Stock that are exercisable within 60 days of February 28, 1997. Mr. Tabas has shared power with Evelyn R. Tabas to vote and dispose of 3,385,741 shares of Class A Common Stock and 1,064,302 shares of Class B Common Stock. In calculating the tabulated percent of class, the additional 73,380 shares of Class A Common Stock were added to the shares of Class A Common Stock currently held by Mr. Tabas and to the total number of shares of Class A Common Stock outstanding assuming all outstanding options held by Mr. Tabas which are exercisable within 60 days of February 28, 1997, were exercised.

(4) The 578,700 shares of Class A Common Stock and the 99,177 shares of Class B Common Stock beneficially owned by Lee E. Tabas include: 132,884 shares of Class A Common Stock and 39,951 shares of Class B Common Stock owned jointly with his wife, Nancy Tabas; 3,437 shares of Class A Common Stock owned by his wife, Nancy Tabas; 110,660 shares of Class A Common Stock and 2,986 shares of Class B Common Stock owned by Mr. Tabas as custodian for his children; and options to purchase 143,103 shares of Class A Common Stock exercisable within 60 days of February 28, 1997. Mr. Tabas has sole power to vote and dispose of 390,084 shares of Class A Common Stock and 42,937 shares of Class B Common Stock. In addition, 188,616 shares of Class A Common Stock and 56,240 shares of Class B Common Stock are included under the beneficial ownership of Daniel M. Tabas described in footnote 3 above. These shares of Common Stock are held in a trust under which Daniel M. Tabas retains voting control. In calculating the tabulated percent of class, the additional 143,103 shares of Class A Common Stock were added to the shares of Class A Common Stock currently held by Mr. Tabas and to the total number of shares of Class A Common Stock outstanding assuming all outstanding options held by Mr. Tabas, which are exercisable within 60 days of February 28, 1997, were exercised.

(5) The 53 shares of Class A Common Stock and 107,389 shares of Class B Common Stock beneficially owned by Richard Tabas include: 74,273 shares of Class B Common Stock owned solely by Mr. Tabas; 13,270 shares of Class B Common Stock owned by his mother, Harriette Tabas; 53 shares of Class A Common Stock and 155 shares of Class B Common Stock owned by his wife, Leslie Silverman, Esquire; and 19,691 shares of Class B Common Stock owned by ANR Ventures, an entity partially controlled by Mr. Tabas. Upon information and belief, Mr. Tabas has sole power to vote and dispose of 74,273 shares of Class B Common Stock, shared power to vote or dispose of 19,691 shares of Class B Common Stock, and has no power to vote or dispose of 53 shares of Class A Common Stock and 13,270 shares of Class B Common Stock.

(6) Daniel M. Tabas, Lee E. Tabas, Robert R. Tabas, Susan K. Tabas Tepper, Howard Wurzak, members of their immediate families and their affiliates and associates, in the aggregate, own 4,352,881 shares of Class A Common Stock and 1,268,988 shares of Class B Common Stock.

(7) Daniel M. Tabas is the father of Lee E. Tabas, Robert R. Tabas and Susan K. Tabas Tepper, the uncle of Richard Tabas, and the father in law of Howard Wurzak.

(8) The percent of class assumes all options exercisable within 60 days of February 28, 1997 have been exercised and, therefore, on a pro forma basis, 6,713,803 shares of Class A Common Stock would be outstanding.


                              ELECTION OF DIRECTORS

         The Bylaws of the Corporation provide that the Board of Directors shall consist of not less than five nor more than twenty-five persons and that the directors shall be classified with respect to the time they shall severally hold office by dividing them into three classes, as nearly equal in number as possible. The Bylaws further provide that the directors of each class shall be elected for a term of three years, so that the term of office of one class of directors shall expire at the Annual Meeting each year. The Bylaws also provide that the aggregate number of directors and the number of directors in each class of directors shall be determined by the Board of Directors. Any vacancy occurring on the Board of Directors may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy shall hold office until the expiration of the term of office of the class of directors to which he or she was appointed.

         There have been several changes in the membership of the Corporation's Board of Directors since the 1996 Annual Meeting of Shareholders. Effective November 20, 1996, Jerry H. Borkon, a Class II director, resigned. On January 16, 1997, and in accordance with Article 11 of the Corporation's Bylaws, the Board of Directors appointed Jack R. Loew to fill the vacancy in Class II. At the May 15th, 1997 meeting of the Corporation's Board of Directors, among other things and in accordance with Article 10 of the Corporation's Bylaws, the directors fixed the number of directors in Class I at 4, the number in Class II at 4 and the number in Class III at 4. The Board of Directors then appointed Katherine B.L. Platt, who was a member of Class I, to fill the vacancy in Class III, and thereby make the size of the respective Classes as nearly even as possible. Charles W. Burhans, currently a Class I director, will become a director emeritus on June 19, 1997.

         The Board of Directors has presently fixed the number of directors at twelve. There are four directors whose term of office will expire at the Meeting and eight continuing directors whose terms of office will expire at the 1998 or 1999 Annual Meeting. The Board of Directors has nominated the following four persons for election to the Board of Directors as Class I Directors for a term of three years:
                  Joseph P. Campbell               Susan K. Tabas Tepper
                  Daniel M. Tabas                   Howard Wurzak

         The Board of Directors has established, by resolution, a mandatory retirement age for directors. Upon reaching age seventy, a director must retire from the Board of Directors, but may become a Director Emeritus, who is entitled to attend meetings, but is not entitled to vote. There are currently three Directors Emeritus of the Corporation: Anthony Arobone, Royal Flagg Jonas and Alfred Stein. Charles Burhans will become a Director Emeritus on June 19, 1997. Daniel M. Tabas reached age seventy during 1993; however, the Board of Directors decided, in view of his long-standing relationship with the Corporation, ownership of shares of the Corporation's Common Stock and his years of service to the Corporation, to make an exception and permit Mr. Tabas to continue to serve on the Board of Directors.

                                CUMULATIVE VOTING

         In the election of directors, every shareholder entitled to vote shall have the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the number of directors in the class to be elected at the annual meeting. Every shareholder may cast his or her whole number of such votes for one candidate or may distribute them among any two or more candidates in that class. The candidates receiving the highest number of votes in the class, up to the number of directors to be elected, shall be elected. There are no conditions precedent to the exercise of cumulative voting rights. Lee E. Tabas and Robert R. Tabas, the persons named as proxies, will have the right to vote cumulatively and to distribute their votes among the nominees as they consider advisable, unless a shareholder indicates on his or her Proxy how such votes are to be cumulated for voting purposes.


                INFORMATION ABOUT NOMINEES, CONTINUING DIRECTORS
                             AND EXECUTIVE OFFICERS

         Information concerning the four persons to be nominated for election to the Board of Directors as Class I Directors at the Meeting, the eight continuing directors and the executive officers of the Corporation is set forth below, including the number of shares of Common Stock of the Corporation beneficially owned, as of February 28, 1997, by each of them. Unless otherwise indicated in a footnote, each nominee and continuing director holds sole voting and investment power with respect to shares beneficially owned.

                                            DIRECTOR           SHARES               PERCENT
                                           OR OFFICER       BENEFICIALLY               OF
     NAME                         AGE         SINCE          OWNED(1)(3)           STOCK(2)(4)
     -----------------------     ------    ------------    ---------------    ---------------------

NOMINEES

     Joseph P. Campbell           48          1982              55,699(A)            0.87%
                                                                13,567(B)

     Daniel M. Tabas(7)(10)       73          1980           3,385,741(A)            55.56%
                                                             1,064,302(B)

     Susan Tabas Tepper(8)        34          1996             187,422(A)            3.05%
                                                                54,776(B)

     Howard Wurzak(9)             41          1985              45,295(A)            0.55%


DIRECTORS CONTINUING IN OFFICE
     Carl M. Cousins              64          1993               4,721(A)             0.06%

     Jack Loew                    50          1997                  --                  --
                                                                               (continued....)

     Albert Ominsky(6)          62           1982             19,387(A)             0.61%
                                                              26,546(B)

     Katherine Platt            46           1996                450(A)             0.01%

     Lee E. Tabas(5)            47           1980            578,700(A)             8.28%
                                                              99,177(B)

     Robert R. Tabas(11)        41           1988            155,729(A)             2.54%
                                                              50,733(B)

     Edward Tepper              57           1986             17,975(A)             0.64%
                                                              30,124(B)

     Charles Willner            69           1984            113,593(A)             1.84%
                                                              32,562(B)

     Charles W. Burhans         68           1970             24,521(A)             0.30%

    EXECUTIVE OFFICERS

     James J. McSwiggan         41           1993              7,753(A)             0.09%
     Chief Financial
     Officer
     and Treasurer

     Richard S. Hannye          39           1993                817(A)             0.01%
     Secretary and General
     Counsel

                                                                             --------------------
                                                                             PERCENT OF CLASS(5)
     ALL DIRECTORS AND                                                       --------------------
     EXECUTIVE OFFICERS AS      --             --          4,597,850(A)            68.48%
     A GROUP (15 PERSONS)                                  1,479,176(B)            95.10%
-------------------------------------------------------------------------------------------------


(1) Based on information furnished by beneficial owners or their representatives. Includes direct and indirect ownership and, unless otherwise indicated, also reflects sole voting and investment power with respect to reported holdings.

(2) Assumes full conversion of Class B Common Stock to Class A Common Stock at the conversion factor of 1.15 shares of Class A shares for each share of Class B Common Stock. In calculating the tabulated percent of class for each officer and director who has exercisable stock options, the additional shares of Class A Common Stock to which such officer and director would be entitled upon the exercise of his options were added to the shares of Class A Common Stock currently held by such officer and director and to the total number of shares of Class A Common Stock outstanding assuming all outstanding exercisable options held by such officer and director were exercised.

(3) Including options exercisable within 60 days of February 28, 1997, stock options unexercised, but currently exercisable, and stock beneficially owned.

(4) The percent of class assumes all outstanding exercisable options and options exercisable within 60 days of February 28, 1997, issued to directors and officers, have been exercised and therefore, on a pro forma basis, 6,713,803 shares of Class A Common Stock would be outstanding at February 28, 1997.

(5) The 578,700 shares of Class A Common Stock and 99,177 shares of Class B Common Stock beneficially owned by Lee E. Tabas include: 132,884 shares of Class A Common Stock and 39,951 shares of Class B Common Stock owned jointly with his wife, Nancy Tabas; 3,437 shares of Class A Common Stock owned by his wife, Nancy Tabas; 110,660 shares of Class A Common Stock and 2,986 shares of Class B Common Stock owned by Mr. Tabas as custodian for his children; and options to purchase 143,103 shares of Class A Common Stock exercisable within 60 days of February 28, 1997. Mr. Tabas has sole power to vote and dispose of 390,084 shares of Class A Common Stock and 42,937 shares of Class B Common Stock. In addition, 188,616 shares of Class A Common Stock and 56,240 shares of Class B Common Stock are included under the beneficial ownership of Daniel M. Tabas described in footnote 7 below. These shares of Common Stock are held in a trust under which Daniel M. Tabas retains voting control. In calculating the tabulated percent of class, the additional 143,103 shares of Class A Common Stock were added to the shares of Class A Common Stock currently held by Mr. Tabas and to the total number of shares of Class A Common Stock outstanding assuming all outstanding options held by Mr. Tabas which are exercisable within 60 days of February 28, 1997, were exercised.

(6) The 19,387 shares of Class A Common Stock and the shares of 26,546 Class B Common Stock beneficially owned by Mr. Ominsky include: 9,635 shares of Class A Common Stock and 26,546 shares of Class B Common Stock owned by Ominsky, Welsh, Messa, Tanner & Giles, P.C. as trustee for a rollover account for the benefit of Albert Ominsky; 4,245 shares of Class A Common Stock owned by Ominsky, Welsh, Messa, Tanner & Giles, P.C. Profit Sharing Plan, and options to purchase 5,507 shares of Class A Common Stock exercisable within 60 days of February 28, 1997.

(7) The 3,385,741 shares of Class A Common Stock and the 1,064,302 Class B shares beneficially owned by Daniel M. Tabas include: 2,198,033 shares of Class A Common Stock and 717,414 shares of Class B Common Stock held jointly with his wife, Evelyn R. Tabas; 58,492 shares of Class A Common Stock and 25,444 shares of Class B Common Stock owned by Rome Enterprise, a partnership controlled by Mr. Tabas; 977,736 shares of Class A Common Stock and 321,428 shares of Class B Common Stock owned by the children of Mr. Tabas; 78,094 shares of Class A Common Stock and 16 shares of Class B Common Stock controlled by Evelyn R. Tabas as custodian for her grandchildren; and options to purchase 73,380 shares of Class A Common Stock that are exercisable within 60 days of February 28, 1997. Mr. Tabas has shared power with Evelyn R. Tabas to vote and dispose of 3,385,741 shares of Class A Common Stock and 1,064,302 shares of Class B Common Stock. In calculating the tabulated percent of class, the additional 73,380 shares of Class A Common Stock were added to the shares of Class A Common Stock currently held by Mr. Tabas and to the total number of shares of Class A Common Stock outstanding assuming all options exercisable within 60 days of February 28, 1997 held by Mr. Tabas, were exercised.

(8) The 187,422 shares of Class A Common Stock and the 54,776 shares of Class B Common Stock beneficially owned by Susan K. Tabas Tepper are included under the beneficial ownership of Daniel M. Tabas described in footnote 7 above. These shares of Common Stock are held in a trust under which Mr. Daniel M. Tabas retains voting control.

(9) The 45,295 shares of Class A Common Stock beneficially owned by Mr. Wurzak include 39,788 shares of which are owned solely by his children, Brittany, Chelsea and Jake Wurzak. Mr. Wurzak has no power to vote and dispose of these shares. The shares beneficially owned by Mr. Wurzak also include options to purchase 5,507 shares of Class A Common Stock exercisable within 60 days of February 28, 1997.

(10) Daniel M. Tabas, Lee E. Tabas, Robert R. Tabas, Susan K. Tabas Tepper, Howard Wurzak and members of their immediate families and their affiliates and associates, in the aggregate, own 4,352,881 shares of Class A Common Stock (68.69% assuming full conversion of Class B Common Stock to Class A Common Stock at a conversion factor of 1.15 shares of Class A Common Stock for each share of Class B Common Stock) and 1,268,988 shares of Class B Common Stock. Daniel Tabas, Lee E. Tabas, Robert R. Tabas, Susan K. Tabas Tepper, and Howard Wurzak have unexercised but exercisable options to purchase 238,343 shares of Class A Common Stock within 60 days of February 28, 1997.

(11) Included in Robert R. Tabas's beneficial ownership are 137,476 shares of Class A Common Stock and 50,489 shares of Class B Common Stock which are included in the beneficial ownership of Daniel M. Tabas described in footnote 7 above. These shares of Common Stock are held in a trust under which Daniel M. Tabas retains voting control.


                  CLASS I DIRECTORS--NOMINEES (THREE YEAR TERM)

         Joseph Campbell is Managing Director and a DIRECTOR of the Corporation. Mr. Campbell is also employed by Tabas Enterprises on a part time basis.

         Daniel M. Tabas is the Chairman of the Board and a DIRECTOR of the Corporation. His other principal occupation is Chief Executive Officer for Tabas Enterprises, which consists of various entities in the restaurant, hotel, real estate and entertainment businesses in the Philadelphia and Downingtown, Pennsylvania areas. He is the father of Lee E. Tabas, Robert R. Tabas and Susan
K. Tabas Tepper, and the father-in-law of Howard Wurzak.(1)

         Susan K. Tabas Tepper, a DIRECTOR, does consulting and public relations work for Tabas Enterprises. Previously, she was employed by and performed public relations work for Royal Bank of Pennsylvania. She is the daughter of Daniel M. Tabas, the sister of Lee Evan Tabas and Robert R. Tabas, the daughter-in-law of Edward B. Tepper and the sister-in-law of Howard Wurzak.

         Howard Wurzak, a DIRECTOR of the Corporation, is General Manager of the Twelve Caesars banquet facility in Philadelphia, Pennsylvania. He is the son-in-law of Daniel M. Tabas, and the brother-in-law of Lee E. Tabas, Robert R. Tabas and Susan K. Tabas Tepper.(1)


                    CLASS II DIRECTORS--CONTINUING IN OFFICE

         Jack Loew, a DIRECTOR of the Corporation since January, 1997, is the president and treasurer of Hough/Loew Associates, a design/build construction and development firm specializing in office, industrial and retail properties.

         Albert Ominsky, a DIRECTOR of the Corporation, is an attorney and President of the law firm of Ominsky, Welsh, Messa, Tanner & Giles, P.C. in Philadelphia, Pennsylvania.(2)

         Robert R. Tabas is a Vice President, Senior Lender and DIRECTOR of the Corporation. Mr. Tabas is a Vice President with Tabas Enterprises. He is the son of Daniel M. Tabas, brother of Lee E. Tabas and Susan K. Tabas Tepper and the brother-in-law of Howard Wurzak.

         Charles Willner, a DIRECTOR of the Corporation, is the owner and manager of Willner Properties, primarily dealing with investments in real estate in the King of Prussia, Pennsylvania area.

                    CLASS III DIRECTORS--CONTINUING IN OFFICE

         Carl M. Cousins, a DIRECTOR of the Corporation, is the owner and principal veterinarian of Fairmount Animal Hospital in Philadelphia, Pennsylvania.

         Katherine B.L. Platt, a DIRECTOR of the Corporation, is a partner of the law firm Platt, DiGiorgio & DiFabio in Paoli, Pennsylvania.

         Lee Evan Tabas is the President, Chief Executive Officer and a DIRECTOR of the Corporation. He does some consulting to Tabas Enterprises. He is the son of Daniel M. Tabas, the brother of Robert R. Tabas and Susan K. Tabas Tepper and the brother-in-law of Howard Wurzak.

         Edward B. Tepper, a DIRECTOR of the Corporation, is the Chairman of the Philadelphia Kixx, a professional indoor soccer team, and the President of Tepper Properties, a real estate investment company in Villanova, Pennsylvania. He is the father-in-law of Susan K. Tabas Tepper.(3)

--------------
(1) During 1996, the Corporation used the services of Twelve Caesars banquet facilities for customers, directors, and employee appreciation activities. Twelve Caesars complex is managed by Howard Wurzak, and owned by Daniel M. Tabas.

(2) During 1996, the Corporation retained the legal services of the law firm Ominsky, Welsh, Messa, Tanner & Giles, P.C. Mr. Ominsky (a director of the Corporation) is a partner of this firm.

(3) During 1996, Mr. Tepper provided construction supervision and property inspection services to the Corporation.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The committees of the Board of Directors are the Executive Board, the Audit Committee, and the Compensation, Stock Option and Appreciation Rights Plan Committee. The Corporation does not have a standing Nominating Committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with Section 10.1 of the Corporation's Bylaws. Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than 60 days prior to the date of the annual meeting of shareholders or not later than seven days after the date on which notice was given for any other meeting of shareholders called for the election of one or more directors.

         The Executive Board of the Board of Directors conducted fifteen meetings in 1996. The members of the Executive Board during 1996 were Daniel M. Tabas, Lee E. Tabas, Albert Ominsky, Charles P. Willner, Edward B. Tepper, and Joseph P. Campbell. The Executive Board has authority to supervise and direct the finances and business of the Corporation between the regular meetings of the Board of Directors.

         The Audit Committee met once in 1996. The members of the Audit Committee during 1996 were Daniel M. Tabas (ex officio), Lee E. Tabas (ex officio), Charles W. Burhans, Susan K. Tabas Tepper and Charles P. Willner. The Audit Committee supervises the Corporation's internal audit staff and reviews the outside certified public accounting firm's audit and management reports which are conducted annually.

         The Compensation, Stock Option and Appreciation Rights Plan Committee met twice in 1996. The members of this committee were Charles W. Burhans, Frank
H. Grossman (no longer a director), Edward B. Tepper, Carl M. Cousin, and Katherine B.L. Platt. Daniel M. Tabas and Lee E. Tabas attended the meetings in an ex officio capacity. The committee has the authority to manage, administer, amend and interpret the Stock Option and Stock Appreciation Rights Plans and to determine, among other things, (i) the employees to whom awards shall be made under the Plan; (ii) the type of the awards to be made and the amount, size and terms of such awards; and (iii) when awards shall be granted. Additionally, the Committee reviews and determines compensation for all officers and employees of the Corporation.

         The Board of Directors of the Corporation held twelve formal meetings during 1996. Each incumbent director attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the various committees for which he or she served.


          REMUNERATION OF DIRECTORS AND OFFICERS AND OTHER TRANSACTIONS

         Each member of the Board of Directors receives a fee of $400 per board meeting attended. Additionally, a director receives $300 for each committee meeting attended; however, directors who are also employees of the Corporation are not compensated for attendance at committee meetings.

SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table sets forth all compensation paid by the Registrant to the Chief Executive Officer and each of the four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in 1996 for services rendered during the past three fiscal years.

                                                         ANNUAL COMPENSATION                      LONG TERM COMPENSATION
                                                 -------------------------------------     -------------------------------------
                                                                            OTHER          RESTRICTED  SECURITIES      ALL
                                                                            ANNUAL           STOCK     UNDERLYING     OTHER
                                                                         COMPENSATION       AWARD(S)    OPTIONS/   COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR      SALARY($)   BONUS($)(1)    ($)(2)            ($)       SARS(#)       ($)(3)
--------------------------------------------------------------------------------------------------------------------------------
Daniel M. Tabas                        1996       308,112     129,509       30,800             --        21,589       2,550
Chairman of the Board                  1995       300,597     132,564       30,800             --        25,505       2,550
                                       1994       292,295     114,093       29,900             --        22,013       2,550

Lee E. Tabas                           1996       243,247      94,941       17,800             --        17,044       2,550
President and CEO                      1995       237,314      97,180       17,800             --        20,136       2,550
                                       1994       231,075      83,649       16,900             --        17,378       2,550

Joseph P. Campbell                     1996       154,256      37,050        4,800             --         4,632        2,550
Managing Director                      1995       150,493      37,924        4,800             --         3,648        2,550
                                       1994       125,247      23,266        3,900             --         2,430        2,550

James J. McSwiggan                     1996       118,274      28,408           --             --         3,078        2,550
Treasurer and CFO                      1995       115,390      29,078           --             --         2,797        2,550
                                       1994       102,113      17,554           --             --         2,140        2,550

Richard S. Hannye                      1996       153,750          --          780             --         3,552        2,550
Secretary and General Counsel          1995       150,000          --          720             --         3,636        2,550
                                       1994       135,021          --           --             --            --         2,550

---------------
(1) Bonuses of Messrs. Tabas, Campbell and McSwiggan are performance based and tied to goals set by the Compensation, Stock Option and Appreciation Rights Plan and Compensation Committee.
(2) Registrant provides a leased automobile for business use by each of the executive officers. To the extent these automobiles are used personally, the Registrant would not be able to estimate the value of such personal use. The "other annual compensation" amounts do not include any amounts for personal automobile use.
(3) Consists of Corporation's contribution to its Employee 401(k) Pension Plan, under which the Board of Directors has an obligation to match 100 percent of the total employee contributions up to an annual maximum of $2,550. From January 1, 1996 to June 30, 1996, the Plan was administered by Valley Forge Consultants. Commencing on July 1, 1996, the Plan was administered by J. M. Singley Associates, Inc. Each employee participant is entitled to contribute up to 15% of his gross salary. Senior management executives are asked to refrain from contributing to the plan in the event the administrator determines such contributions would make the Plan top heavy.

EMPLOYEE OPTIONS/SAR GRANTS IN FISCAL YEAR 1996

                                                                                               POTENTIAL REALIZED
                                                                                                    VALUE AT
                                 NUMBER OF                                                       ASSUMED ANNUAL
                                 SECURITIES       % OF TOTAL                                  RATES OF STOCK PRICE
                                 UNDERLYING      OPTIONS/SARS    EXERCISE                        APPRECIATION FOR
                                OPTIONS/SARS      GRANTED TO     OR BASE                          OPTION TERM
                                OPTIONS/SARS      EMPLOYEES       PRICE     EXPIRATION      ----------------------------
               NAME             GRANTED(#)(1)   IN FISCAL YEARS    ($/SH)       DATE           5%($)         10%($)
------------------------------------------------------------------------------------------------------------------------
Daniel M. Tabas                    21,589           32.066%        10.00        4/20/06        271,544        688,146

Lee E. Tabas                       17,044           25.315%        10.00        4/20/06        214,378        543,275

Joseph P. Campbell                  4,632            6.880%        10.00        4/20/06         58,261        147,644

James J. McSwiggan                  3,078            4.572%        10.00        4/20/06         44,676        113,219

Richard S. Hannye                   3,552            5.276%        10.00        4/20/06         38,715         98,111

(1) Pursuant to the employee stock option plan, the options are exercisable at 20% per year after the date of grant and must be exercised within ten years of the grant (April 20, 1996).

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND 1996 OPTION/SAR VALUES


                                                            NUMBER OF SECURITIES                     VALUE OF
                                                           UMDERLYING UNEXERCISED            UNEXERCISED IN-THE MONEY
                                                              OPTIONS/SARS AT                     OPTIONS/SARS AT
                          SHARES                              DECEMBER 31, 1996                   DECEMBER 31, 1996
                       ACQUIRED ON        VALUE         --------------------------------   --------------------------------
       NAME             EXERCISE(#)     REALIZED($)     EXERCISABLE(#)  UNEXERCISABLE(#)   EXERCISABLE($)  UNEXERCISABLE($)
-------------------     -----------     ------------------------------------------------   --------------------------------
Daniel M. Tabas          107,888        1,507,088             73,380         90,143           777,072         826,048

Lee E. Tabas                  --               --            143,104         71,165         2,005,444         652,110

Joseph P. Campbell            --               --              7,610         11,799            87,147         100,360

James J. McSwiggan            --               --              6,630          9,457            74,605          68,844

Richard S. Hannye             --               --                817          6,346             6,792          36,404

(1) Value of unexercised options/SARS is based used the closing stock price at December 31, 1996.

         During 1996, no present or former officer or employee of the Corporation or its subsidiary and no individual who had a relationship with the Corporation requiring disclosure under Item 404 of Regulation S-K participated in deliberations of the Compensation, Option and Appreciation Rights Plan Committee, concerning executive officer compensation. Lee E. Tabas and Daniel M. Tabas attended the meetings, but did not vote on their own compensation.

COMPENSATION, STOCK OPTION AND APPRECIATION RIGHTS PLAN COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors of Royal Bancshares of Pennsylvania, Inc. is responsible for the governance of the Corporation and its subsidiaries. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Corporation's shareholders, customers and the communities served by the Corporation and its subsidiaries. To accomplish the strategic goals and objectives of the Corporation, the Board of Directors engages competent persons to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Corporation's strategic mission. The Corporation provides compensation to its employees.

         The fundamental philosophy of the Corporation's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a committee comprised of outside directors. The objectives of the Compensation, Stock Option and Appreciation Rights Plan Committee (the "Committee") are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans, to attract and motivate competent, dedicated, and ambitious managers whose efforts will enhance the products and services of the Corporation, the results of which will be improved profitability, increased dividends to the Corporation shareholders and subsequent appreciation in the market of the Corporation's shares.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Committee increased the Chief Executive Officer's (the "CEO") 1995 aggregate compensation by one percent (1%) to 1996 aggregate compensation of $355,988 in light of the Corporation's 1995 performance accomplishments: net income of $8.3 million, return on average equity of 11.1%, and nonperforming assets plus other real estate owned to total assets plus other real estate owned, of 2.03%. There is, however, no direct correlation between the CEO's compensation, the CEO's increase in compensation and any of the above criteria, nor is there any weight given by the Committee to any of the above specific individual criteria. Such increase in the CEO's compensation is based on the committee's subjective determination after review of all information, including the above, that it deems relevant.

EXECUTIVE OFFICERS COMPENSATION

         The Committee increased the Corporation's four Executive Officer's 1995 aggregate compensation by one percent (1%) to 1996 aggregate compensation of $965,739. Compensation increases were determined by the Committee based on subjective analysis of the Executive Officer's contribution to the Corporation's strategic goals and objectives. In determining whether strategic goals have been achieved, the Committee consider among numerous factors the following: the Corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the performance and increases in compensation were measured in light of these factors, there is no direct correlation between any specific criterion and the employees compensation, nor is there any specific weight provided to any such criteria in the committee's analysis. The determination by the Committee is subjective after review of all information, including the above, it deems relevant. In addition to base salary, executive officers of the Corporation may participate in the 401(k) plan and the Employee Stock Option and Appreciation Rights Plan.

         Total compensation opportunities available to the employees of the Corporation are influenced by general labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the Corporation's success. Individuals are reviewed annually on a calendar year basis. The Corporation strives to offer compensation that is competitive with that offered employees of comparable size in our industry. Through these compensation policies, the Corporation strives to meets its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its employees.

            COMPENSATION, STOCK OPTION AND APPRECIATION RIGHTS PLAN COMMITTEE

             Charles W. Burhans        Edward B. Tepper  Katherine B.L. Platt
             Frank Grossman            Carl M. Cousins

            INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         In the ordinary course of business, Royal Bank of Pennsylvania, the wholly-owned banking subsidiary of the Corporation (the "Bank"), has had, and expects to have in the future, banking transactions with directors, officers, principal shareholders of the Corporation and the Bank and their associates which involve substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with others and no more than the normal risk of collectability or other unfavorable features. No transaction during the three years ended December 3l, 1996 of the above nature exceeded $8,000,000 or 10 percent of the equity capital accounts of the Corporation.

         The largest aggregate amount of indebtedness to the Corporation and the Bank during the year l996, by all Directors and Officers of the Corporation and Bank as a group, and their associates was $11,700,000. The total of such outstanding loans at December 3l, l996 was $5,462,000. Interest rates ranged for fixed rates from 7.5 percent to 10.5 percent. Floating rates ranged from prime to prime plus 2.5 points.

         The Corporation has had and intends to have business transactions in the ordinary course of business with directors, officers and associates on comparable terms as those prevailing from time to time for other nonaffiliated vendors of the Corporation. In particular, the Corporation has used hospitality services of Directors Howard Wurzak, and Daniel Tabas. Director Albert Ominsky's law firm provides legal services to the Bank. Director Edward Tepper provides construction supervision and property inspection services to the Bank.

                         COMMON STOCK PERFORMANCE GRAPH

         The following performance graph shows cumulative investment returns to shareholders based on the assumptions that (A) an investment of $100 was made on December 31, 1991, in each of the following: (i) Royal Bancshares of Pennsylvania, Inc. Class A Common Stock, (ii) the stock of all United States companies trading on the NASDAQ market, and (iii) common stock of the peer group of Mid-Atlantic banks with less than $500 million in assets; and (B) all dividends were reinvested in such securities over the past five years.

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.

                            TOTAL RETURN PERFORMANCE

                                    [GRAPH]

                                                                  PERIOD ENDING
                                        ---------------------------------------------------------------
INDEX                                   12/31/91   12/31/92   12/31/93   12/31/94   12/31/95   12/31/96
-------------------------------------------------------------------------------------------------------
ROYAL BANCSHARES OF PENNSYLVANIA, INC.    100.00     103.49     186.77     215.95     301.25     385.86
NASDAQ -- TOTAL US                        100.00     116.38     133.59     130.59     184.67     227.16
ROYAL BANCSHARES PEER GROUP               100.00     115.67     162.71     169.53     203.46     246.27


                        BENEFICIAL OWNERSHIP - COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than 10 percent of the registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Corporation copies of all Section 16(a) forms they file.

         Based solely on its review of forms that were received from certain reporting persons, or written representations from reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the period January 1, 1996 through December 31, 1996, its officers and directors were in compliance with all filing requirements applicable to them.

                                LEGAL PROCEEDINGS

         In the opinion of the management of the Corporation, there are no proceedings pending to which the Corporation and the Bank are a party or to which its property is subject, which, if determined adversely to the Corporation and the Bank, would be material in relation to the Corporation's and the Bank's financial condition. There are no proceedings pending other than litigation incident to the business of the Corporation and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation and the Bank by government authorities.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Corporation engaged Grant Thornton, LLP as its independent public accountant to audit all banking operations for fiscal year 1996. The Corporation has selected Grant Thornton, LLP as its independent public accountant for the fiscal year l997. Representatives of Grant Thornton, LLP may be present at the Meeting.

                              SHAREHOLDER PROPOSALS

         Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 1998 Annual Meeting of Shareholders must deliver such proposal in writing to the President of Royal Bancshares of Pennsylvania, Inc. at its principal executive offices, 732 Montgomery Avenue, Narberth, Pennsylvania 19072, not later than Thursday, February 21, 1998.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.


                             ADDITIONAL INFORMATION

     A COPY OF THE CORPORATION'S 1996 ANNUAL REPORT TO SHAREHOLDERS IS ENCLOSED. UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, AS REQUIRED TO BE FILED WITH SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934 WILL BE PROVIDED WITHOUT CHARGE. REQUESTS SHOULD BE ADDRESSED TO JAMES J. MCSWIGGAN, TREASURER AND CFO, ROYAL BANCSHARES OF PENNSYLVANIA, INC., 732 MONTGOMERY AVENUE, NARBERTH, PENNSYLVANIA 19072.

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
                                      PROXY


           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 19, 1997 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby constitutes and appoints Lee E. Tabas and Robert
R. Tabas and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of the Class A Common Stock and all of the Shares of Class B Common Stock of ROYAL BANCSHARES OF PENNSYLVANIA, INC. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at Twelve Caesars Banquet Facility, 4200 City Line Avenue, Philadelphia, Pennsylvania 18049, on Thursday, June 19, 1997, at 6:30 p.m., prevailing time, and at any adjournment or postponement thereof as follows:

         ELECTION OF CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM

_____FOR all nominees                                _____WITHHOLD AUTHORITY
     listed below (except                                 to vote for all
     as marked to the                                     nominees listed
     contrary below)                                      below

         Joseph P. Campbell, Daniel M. Tabas, Susan K.T. Tepper, Howard Wurzak

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

         The Board of Directors recommends a vote FOR the election of the nominees listed above.

         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

         THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE.


                                          Dated:__________________________, 1997

                                          ______________________________________

                                          ______________________________________
                                                   Signature(s)
         (Seal)
Number of Shares Held of
Record on May 8, 1997


         LEE E. TABAS AND ROBERT R. TABAS, THE PERSONS NAMED AS PROXIES, WILL HAVE THE RIGHT TO VOTE CUMULATIVELY AND TO DISTRIBUTE THEIR VOTES AMONG THE NOMINEES AS THEY CONSIDER ADVISABLE, UNLESS A SHAREHOLDER INDICATES ON HIS OR HER PROXY HOW HE OR SHE DESIRES THE VOTES TO BE CUMULATED FOR VOTING PURPOSES.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE TO THE CORPORATION IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AND MAY BE WITHDRAWN IF YOU ELECT TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON AFTER GIVING WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION.


________ Check here if you plan to attend the dinner following the Annual Meeting of Shareholders. If you plan to attend the dinner, please indicate the number of attendees:

Please also give the name of your guest ______________.